Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
UFS (NYSE, TSX)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2009 FINANCIAL RESULTS

Strong operational performance and pricing momentum drive solid results

(All financial information is in U.S. dollars, and all earnings (loss) per share results are diluted, unless otherwise noted.)

•	Net earnings of $2.86 per share, earnings before items[1] of $1.39 per share

•	Papers segment benefits from continued strength in the pulp markets

•	Safety performance record improved by 24% in 2009 (total frequency rate of 1.50)

Montreal, February 4, 2010 – Domtar Corporation (NYSE/TSX: UFS) today reported net earnings of $124 million ($2.86 per share) for the fourth quarter of 2009 compared to net earnings of $183 million ($4.24 per share) for the third quarter of 2009 and a net loss of $676 million ($15.72 per share) for the fourth quarter of 2008. Sales for the fourth quarter of 2009 amounted to $1.4 billion. Excluding items listed below, the Company had earnings before items1 of $60 million ($1.39 per share) for the fourth quarter of 2009 compared to earnings before items1 of $57 million ($1.32 per share) for the third quarter of 2009 and a loss before items1 of $20 million ($0.46 per share) for the fourth quarter of 2008.

Fourth quarter 2009 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $162 million ($113 million after tax);

•	Closure and restructuring costs of $29 million ($24 million after tax);

•	Charge of $27 million ($22 million after tax) related to the impairment and write-down of property, plant and equipment; and

•	Loss on sale of property, plant and equipment of $5 million ($3 million after tax).

Third quarter 2009 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $159 million ($116 million after tax);

•	Gains on sale of property, plant and equipment of $12 million ($12 million after tax); and

•	Closure and restructuring costs of $4 million ($2 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Fourth quarter 2008 items:

•	Charge of $387 million ($270 million after tax) related to the impairment and write-down of property, plant and equipment and intangible assets;

•	Charge of $321 million ($321 million after tax) related to the impairment of goodwill;

•	Charge of $52 million related to a valuation allowance on Canadian deferred income tax assets;

•	Closure and restructuring costs of $28 million ($18 million after tax);

•	Gain on debt repurchase of $12 million ($8 million after tax); and

•	Costs of $5 million ($3 million after tax) related to synergies and integration.

“We had improved pricing for our products in the fourth quarter when compared to the third quarter. In Papers, we recorded another solid performance despite it being a seasonally slower period, with lower volumes and higher maintenance costs. Our paper inventories were reduced for a fifth consecutive quarter contributing to cash flow,” said John D. Williams, President and Chief Executive Officer. “We also moved forward with the Canadian Pulp and Paper Green Transformation Program submitting numerous projects to Natural Resources Canada during the quarter. We completed the environmental assessment for one project while six others are currently undergoing their assessments,” added Mr. Williams.

FISCAL YEAR 2009 HIGHLIGHTS

For fiscal year 2009, net earnings amounted to $310 million ($7.18 per share) compared to a net loss of $573 million ($13.33 per share) for fiscal year 2008. The Company had earnings before items1 of $46 million ($1.06 per share) for fiscal 2009 compared to earnings before items1 of $88 million ($2.05 per share) for fiscal 2008. Sales amounted to $5.5 billion for fiscal year 2009.

Commenting on the 2009 performance, Mr. Williams said, “While we faced a high level of lack-of-order downtime and a steep decline in pulp prices in the first half of the year, we benefited from stable prices in papers and kept our inventories low. Meanwhile, our efforts to reduce working capital and lower fixed costs proved to be a catalyst for the second half of 2009. The sustained focus on customers, costs, and cash helped us deliver a stronger company to our shareholders and to start 2010 with optimism.”

SEGMENT REVIEW

Papers

Operating income before items1 was $104 million in the fourth quarter of 2009 compared to operating income before items1 of $138 million in the third quarter of 2009. Depreciation and amortization totaled $95 million in the fourth quarter of 2009. When compared to the third quarter of 2009, paper and pulp shipments decreased 3% and 13%, respectively. The shipments-to-production ratio for paper was 104% in the fourth quarter of 2009, compared to 106% in the third quarter of 2009. Paper inventories were lowered by 40,000 tons while pulp inventories increased by 39,000 metric tons at the end of December when compared to end of September levels.

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The decrease in operating income before items1 in the fourth quarter of 2009 was the result of higher usage and unit costs for energy and fiber, higher maintenance costs, lower paper and pulp shipments, and higher freight costs. These factors were partially offset by higher average selling prices for pulp and paper, and lower chemical costs.

(In millions of dollars)	4Q 2009	3Q 2009
Sales	$1,188	$1,211
Operating income	$212	$294
Operating income before items[1]	$104	$138
Depreciation and amortization	$95	$95

On October 20, 2009, the Company announced that it would convert its Plymouth, North Carolina facility to 100% fluff pulp production by the fourth quarter of 2010. In connection with this announcement, the Company recognized, under impairment and write-down of property, plant and equipment, $13 million of accelerated depreciation in the fourth quarter of 2009 and is expected to record a further $39 million of accelerated depreciation over the first nine months of 2010 in relation to the assets that will cease productive use in October 2010. The assets of this facility have been tested for impairment and no additional impairment charge was required.

Paper Merchants

Operating income before items1 was $3 million in the fourth quarter of 2009 compared to operating income before items1 of $2 million in the third quarter of 2009. Depreciation and amortization was nil in the fourth quarter of 2009. Deliveries decreased 12% when compared to the third quarter of 2009. Lower deliveries were offset by higher prices.

(In millions of dollars)	4Q 2009	3Q 2009
Sales	$212	$239
Operating income	$2	$2
Operating income before items[1]	$3	$2
Depreciation and amortization	—	$1

1	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Wood

Operating loss before items1 was $5 million in the fourth quarter of 2009, compared to operating loss before items1 of $9 million in the third quarter of 2009. Depreciation and amortization totaled $6 million in the fourth quarter of 2009. When compared to the third quarter of 2009, lumber shipments increased 5%.

The decrease in operating loss before items1 in the fourth quarter of 2009 was primarily the result of higher average selling prices.

(In millions of dollars)	4Q 2009	3Q 2009
Sales	$63	$59
Operating loss	$(11)	$(1)
Operating loss before items[1]	$(5)	$(9)
Depreciation and amortization	$6	$5

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $185 million and free cash flow1 amounted to $145 million in the fourth quarter of 2009. Domtar’s net debt-to-total capitalization ratio1 stood at 35% at December 31, 2009 compared to 50% at December 31, 2008. Amounts drawn on the off balance sheet receivables securitization program are unchanged since September 30, 2009 and stood at $20 million at the end of December.

As of December 31, 2009, we had completed sales of assets for proceeds of approximately $20 million. We have agreements to sell other non-core assets which we expect to generate approximately $40 million by mid-year. As we continue to strengthen our financial position, we will carefully consider additional non-core asset sales.

OUTLOOK

We expect that the increased economic activity will partially offset the secular decline in paper demand in 2010 and that pulp demand will remain strong in the short-term. We should also benefit from the recently announced price increases in the upcoming quarters. The economic recovery being slow and patchy, Domtar will continue to manage its business conservatively.

Due to the seasonality of the business and the impact of the price increases being implemented, we expect to make working capital investments in the first quarter of 2010.

1	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its fourth quarter 2009 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (888) 339-3507 (toll free—North America) or 1 (719) 325-2424 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its first quarter 2010 earnings on April 30, 2010 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs over 10,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

-(30)-

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31 2009	December 31 2008	December 31 2009	December 31 2008
	(Unaudited)
	$	$	$	$
Selected Segment Information

Sales
Papers	1,188	1,240	4,632	5,440
Paper Merchants	212	228	873	990
Wood	63	59	211	268

Total for reportable segments	1,463	1,527	5,716	6,698
Intersegment sales – Papers	(53)	(56)	(231)	(276)
Intersegment sales – Wood	(6)	(6)	(20)	(28)

Consolidated sales	1,404	1,465	5,465	6,394

Depreciation and amortization
Papers	95	104	382	435
Paper Merchants	—	1	3	3
Wood	6	5	20	25

Total for reportable segments	101	110	405	463
Impairment and write-down of property, plant and equipment	27	383	62	383
Impairment of goodwill and intangible assets	—	325	—	325

Consolidated depreciation and amortization and write-down and impairment loss	128	818	467	1,171

Operating income (loss)
Papers	212	(693)	650	(369)
Paper Merchants	2	2	7	8
Wood	(11)	(28)	(42)	(73)

Total for reportable segments	203	(719)	615	(434)
Corporate	—	—	—	(3)

Consolidated operating income (loss)	203	(719)	615	(437)
Interest expense	37	22	125	133

Earnings (loss) before income taxes	166	(741)	490	(570)
Income tax expense (benefit)	42	(65)	180	3

Net earnings (loss)	124	(676)	310	(573)

Per common share (in dollars)
Net earnings (loss)
Basic	2.88	(15.72)	7.21	(13.33)
Diluted	2.86	(15.72)	7.18	(13.33)
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	43.0	43.0	43.0	43.0
Diluted	43.3	43.0	43.2	43.0

Cash flows provided from (used for) operating activities	185	(74)	792	197
Additions to property, plant and equipment	40	49	106	163

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Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31 2009	December 31 2008	December 31 2009	December 31 2008
		(Unaudited)
	$	$	$	$
Sales	1,404	1,465	5,465	6,394
Operating expenses
Cost of sales, excluding depreciation and amortization	1,109	1,254	4,472	5,225
Depreciation and amortization	101	110	405	463
Selling, general and administrative	91	90	345	400
Impairment and write-down of property, plant and equipment	27	383	62	383
Impairment of goodwill and intangible assets	—	325	—	325
Closure and restructuring costs	29	28	63	43
Other operating income	(156)	(6)	(497)	(8)

	1,201	2,184	4,850	6,831

Operating income (loss)	203	(719)	615	(437)
Interest expense	37	22	125	133

Earnings (loss) before income taxes	166	(741)	490	(570)
Income tax expense (benefit)	42	(65)	180	3

Net earnings (loss)	124	(676)	310	(573)

Per common share (in dollars)
Net earnings (loss)
Basic	2.88	(15.72)	7.21	(13.33)
Diluted	2.86	(15.72)	7.18	(13.33)
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	43.0	43.0	43.0	43.0
Diluted	43.3	43.0	43.2	43.0

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Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31 2009	December 31 2008
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	324	16
Receivables, less allowances of $8 and $11	536	477
Inventories	745	963
Prepaid expenses	46	27
Income and other taxes receivable	414	56
Deferred income taxes	137	116

Total current assets	2,202	1,655

Property, plant and equipment, at cost	9,575	8,963
Accumulated depreciation	(5,446)	(4,662)

Net property, plant and equipment	4,129	4,301
Intangible assets, net of amortization	85	81
Other assets	103	67

Total assets	6,519	6,104

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	43	43
Trade and other payables	686	646
Income and other taxes payable	31	36
Long-term debt due within one year	11	18

Total current liabilities	771	743

Long-term debt	1,701	2,110
Deferred income taxes and other	1,019	824
Other liabilities and deferred credits	366	284

Shareholders’ equity
Common stock	—	5
Exchangeable shares	78	138
Additional paid-in capital	2,816	2,743
Accumulated deficit	(216)	(526)
Accumulated other comprehensive loss	(16)	(217)

Total shareholders’ equity	2,662	2,143

Total liabilities and shareholders’ equity	6,519	6,104

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Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Twelve months ended	Twelve months ended
	December 31 2009	December 31 2008
	(Unaudited)
	$	$
Operating activities
Net earnings (loss)	310	(573)
Adjustments to reconcile net earnings (loss) to cash flows from operating activities
Depreciation and amortization	405	463
Deferred income taxes	157	(42)
Impairment and write-down of property, plant and equipment	62	383
Impairment of goodwill and intangible assets	—	325
Gain on repurchase of long-term debt and debt restructuring costs	(12)	(11)
Net gains on disposals of property, plant and equipment and sale of trademarks	(5)	(9)
Stock-based compensation expense	8	16
Other	14	12
Changes in assets and liabilities
Receivables	(55)	7
Inventories	261	(85)
Prepaid expenses	(3)	(19)
Trade and other payables	38	(117)
Income and other taxes	(357)	13
Difference between employer pension and other post-retirement contributions and pension and post-retirement expense	(61)	(141)
Other assets and other liabilities	30	(25)

Cash flows provided from operating activities	792	197

Investing activities
Additions to property, plant and equipment	(106)	(163)
Proceeds from disposals of property, plant and equipment and sale of trademarks	21	35
Business acquisition – joint venture	—	(12)

Cash flows used for investing activities	(85)	(140)

Financing activities
Net change in bank indebtedness	—	(24)
Change of revolving bank credit facility	(60)	10
Issuance of long-term debt	385	—
Repayment of long-term debt	(725)	(95)
Debt issue and tender offer costs	(14)	—

Cash flows used for financing activities	(414)	(109)

Net increase (decrease) in cash and cash equivalents	293	(52)
Translation adjustments related to cash and cash equivalents	15	(3)
Cash and cash equivalents at beginning of period	16	71

Cash and cash equivalents at end of period	324	16

Supplemental cash flow information
Net cash payments for:
Interest	125	120
Income taxes paid (refund)	(20)	49

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Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings (Loss) Before Items”, “EBITDA”, “EBITDA Margin”, “EBITDA Before Items”, “EBITDA Margin Before Items”, “Free Cash Flow”, “Net Debt” and “Net Debt-to-Total Capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and the overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings (Loss) Before Items” and “EBITDA Before Items” by excluding the after-tax (pre-tax) effect of items considered by management as not typifying the Net earnings (loss) reported under U.S. GAAP. Management uses these measures, as well as EBITDA and Free Cash Flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Net earnings (loss) and Cash flow provided from (used for) operating activities are the most directly comparable GAAP measures.

			2009					2008
			Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings (Loss) Before Items” to Net earnings (loss)
	Net earnings (loss)	($)	(45)	48	183	124	310	36	24	43	(676)	(573)
(–)	Alternative fuel tax credits	($)	(28)	(79)	(116)	(113)	(336)
(–)	(Gains) Losses on sale of property, plant and equipment	($)			(12)	3	(9)
(+)	Write-down of PP&E / Impairment of PP&E and intangible assets	($)	21			22	43				270	270
(+)	Closure and restructuring costs	($)	14	4	2	24	44	1	7	2	18	28
(–)	Gain on debt repurchase	($)		(6)			(6)				(8)	(8)
(+)	Impairment of goodwill	($)									321	321
(+)	Valuation allowance on Canadian deferred income tax assets	($)									52	52
(+)	Costs related to synergies, integration and optimization	($)						5	5	6	3	19
(–)	Reversal of a provision for unfavorable contract	($)						(17)				(17)
(–)	Gain related to the sale of trademarks	($)							(4)			(4)
(=)	Earnings (Loss) Before Items	($)	(38)	(33)	57	60	46	25	32	51	(20)	88
( / )	Weighted avg. number of common shares outstanding (diluted)	(millions)	43.0	43.0	43.2	43.3	43.2	43.0	43.0	43.0	43.0	43.0
(=)	Earnings (Loss) Before Items per diluted share	($)	(0.88)	(0.76)	1.32	1.39	1.06	0.58	0.74	1.19	(0.46)	2.05
Reconciliation of “EBITDA” and “EBITDA Before Items” to Net earnings (loss)
	Net earnings (loss)	($)	(45)	48	183	124	310	36	24	43	(676)	(573)
(+)	Income tax expense (benefit)	($)	(8)	68	78	42	180	19	19	30	(65)	3
(+)	Interest expense	($)	31	23	34	37	125	39	37	35	22	133
(=)	Operating income (loss)	($)	(22)	139	295	203	615	94	80	108	(719)	(437)
(+)	Depreciation and amortization	($)	99	104	101	101	405	116	118	119	110	463
(+)	Write-down of PP&E / Impairment of goodwill, PP&E and intangible assets	($)	35			27	62				708	708
(=)	EBITDA	($)	112	243	396	331	1,082	210	198	227	99	734
( / )	Sales	($)	1,302	1,319	1,440	1,404	5,465	1,665	1,639	1,625	1,465	6,394
(=)	EBITDA Margin	(%)	9%	18%	28%	24%	20%	13%	12%	14%	7%	11%
(–)	Alternative fuel tax credits	($)	(46)	(131)	(159)	(162)	(498)
(–)	(Gains) Losses on sale of property, plant and equipment	($)			(12)	5	(7)
(+)	Closure and restructuring costs	($)	24	6	4	29	63	1	11	3	28	43
(–)	Reversal of a provision for unfavorable contract	($)						(23)				(23)
(+)	Costs related to synergies, integration and optimization	($)						8	9	10	5	32
(–)	Gain related to the sale of trademarks	($)							(6)			(6)
(=)	EBITDA Before Items	($)	90	118	229	203	640	196	212	240	132	780
( / )	Sales	($)	1,302	1,319	1,440	1,404	5,465	1,665	1,639	1,625	1,465	6,394
(=)	EBITDA Margin Before Items	(%)	7%	9%	16%	14%	12%	12%	13%	15%	9%	12%
Reconciliation of “Free Cash Flow” to Cash flow from operating activities
	Cash flow provided from (used for) operating activities	($)	57	306	244	185	792	27	113	131	(74)	197
(–)	Additions to property, plant and equipment	($)	(24)	(18)	(24)	(40)	(106)	(29)	(36)	(49)	(49)	(163)
(=)	Free Cash Flow	($)	33	288	220	145	686	(2)	77	82	(123)	34
	Cash received from alternative fuel tax credits	($)		137	3		140
“Net Debt-to-Total Capitalization” Computation
	Bank indebtedness	($)	52	24	30	43		86	38	36	43
(+)	Current portion of long-term debt	($)	18	13	13	11		17	19	19	18
(+)	Long-term debt	($)	2,195	2,162	1,971	1,701		2,155	2,122	2,118	2,110
(=)	Debt	($)	2,265	2,199	2,014	1,755		2,258	2,179	2,173	2,171
(–)	Cash and cash equivalents	($)	(145)	(381)	(433)	(324)		(57)	(61)	(127)	(16)
(=)	Net Debt	($)	2,120	1,818	1,581	1,431		2,201	2,118	2,046	2,155
(+)	Shareholders’ equity	($)	2,073	2,264	2,580	2,662		3,172	3,217	3,194	2,143
(=)	Total capitalization	($)	4,193	4,082	4,161	4,093		5,373	5,335	5,240	4,298
	Net debt	($)	2,120	1,818	1,581	1,431		2,201	2,118	2,046	2,155
( / )	Total capitalization	($)	4,193	4,082	4,161	4,093		5,373	5,335	5,240	4,298
(=)	Net Debt-to-Total Capitalization	(%)	51%	45%	38%	35%		41%	40%	39%	50%

“Earnings (Loss) Before Items”, “EBITDA”, “EBITDA Margin”, “EBITDA Before Items”, “EBITDA Margin Before Items”, “Free Cash Flow”, “Net Debt” and “Net Debt-to-Total Capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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Domtar Corporation

Reconciliation of Non-GAAP Financial Measures—By Segment 2009

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income (Loss) Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD
Reconciliation of Operating income to “Operating Income Before Items”
	Operating income (loss)	($)	(6)	150	294	212	650	2	1	2	2	7	(18)	(12)	(1)	(11)	(42)
(–)	Alternative fuel tax credits	($)	(46)	(131)	(159)	(162)	(498)
(+)	Write-down of property, plant and equipment	($)	35			27	62
(+)	Closure and restructuring costs	($)	22	4	4	22	52		1		1	2	2	1		6	9
(–)	(Gains) Losses on sale of property, plant and equipment	($)			(1)	5	4								(8)		(8)			(3)		(3)
(=)	Operating Income (Loss) Before Items	($)	5	23	138	104	270	2	2	2	3	9	(16)	(11)	(9)	(5)	(41)			(3)		(3)
Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
	Operating Income (Loss) Before Items	($)	5	23	138	104	270	2	2	2	3	9	(16)	(11)	(9)	(5)	(41)			(3)		(3)
(+)	Depreciation and amortization	($)	94	98	95	95	382	1	1	1		3	4	5	5	6	20
(=)	EBITDA Before Items	($)	99	121	233	199	652	3	3	3	3	12	(12)	(6)	(4)	1	(21)			(3)		(3)
(/)	Sales	($)	1,106	1,127	1,211	1,188	4,632	217	205	239	212	873	43	46	59	63	211
(=)	EBITDA Margin Before Items	(%)	9%	11%	19%	17%	14%	1%	1%	1%	1%	1%				2%

“Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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Domtar Corporation

Reconciliation of Non-GAAP Financial Measures—By Segment 2008

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income (Loss) Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD
Reconciliation of Operating income to “Operating Income Before Items”
	Operating income (loss)	($)	114	92	118	(693)	(369)	3	2	1	2	8	(22)	(12)	(11)	(28)	(73)	(1)	(2)			(3)
(+)	Impairment and write-down of goodwill, PP&E and intangible assets	($)				694	694									14	14
(+)	Closure and restructuring costs	($)	1	11	3	23	38									5	5
(+)	Costs related to synergies, integration and optimization	($)	8	9	10	5	32
(–)	Reversal of a provision for unfavorable contract	($)	(23)				(23)
(–)	Gain related to the sale of trademarks	($)		(6)			(6)
(=)	Operating Income (Loss) Before Items	($)	100	106	131	29	366	3	2	1	2	8	(22)	(12)	(11)	(9)	(54)	(1)	(2)			(3)
Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
	Operating Income (Loss) Before Items	($)	100	106	131	29	366	3	2	1	2	8	(22)	(12)	(11)	(9)	(54)	(1)	(2)			(3)
(+)	Depreciation and amortization	($)	110	110	111	104	435		1	1	1	3	6	7	7	5	25
(=)	EBITDA Before Items	($)	210	216	242	133	801	3	3	2	3	11	(16)	(5)	(4)	(4)	(29)	(1)	(2)			(3)
(/)	Sales	($)	1,429	1,407	1,364	1,240	5,440	262	243	257	228	990	63	70	76	59	268
(=)	EBITDA Margin Before Items	(%)	15%	15%	18%	11%	15%	1%	1%	1%	1%	1%

“Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2009					2008
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,106	1,127	1,211	1,188	4,632	1,429	1,407	1,364	1,240	5,440
Intersegment sales – Papers	($)	(60)	(55)	(63)	(53)	(231)	(83)	(73)	(64)	(56)	(276)
Operating income (loss)	($)	(6)	150	294	212	650	114	92	118	(693)	(369)
Depreciation & amortization	($)	94	98	95	95	382	110	110	111	104	435
Impairment and write-down of goodwill and PP&E	($)	35			27	62				694	694

Papers
Papers Production	(‘000 ST)	869	912	920	903	3,604	1,173	1,146	1,115	951	4,385
Papers Shipments	(‘000 ST)	913	929	972	943	3,757	1,205	1,137	1,079	985	4,406
Uncoated freesheet	(‘000 ST)	887	901	939	890	3,617	1,149	1,096	1,044	952	4,241
Coated groundwood	(‘000 ST)	26	28	33	53	140	56	41	35	33	165

Pulp
Pulp Shipments(a)	(‘000 ADMT)	314	393	446	386	1,539	347	347	325	353	1,372
Hardwood Kraft Pulp	(%)	33%	33%	40%	35%	36%	44%	43%	41%	37%	41%
Softwood Kraft Pulp	(%)	54%	54%	49%	54%	52%	47%	46%	47%	50%	48%
Fluff Pulp	(%)	13%	13%	11%	11%	12%	9%	11%	12%	13%	11%

Paper Merchants Segment
Sales	($)	217	205	239	212	873	262	243	257	228	990
Operating income	($)	2	1	2	2	7	3	2	1	2	8
Depreciation & amortization	($)	1	1	1		3		1	1	1	3

Wood Segment
Sales	($)	43	46	59	63	211	63	70	76	59	268
Intersegment sales – Wood	($)	(4)	(4)	(6)	(6)	(20)	(6)	(8)	(8)	(6)	(28)
Operating loss	($)	(18)	(12)	(1)	(11)	(42)	(22)	(12)	(11)	(28)	(73)
Depreciation & amortization	($)	4	5	5	6	20	6	7	7	5	25
Impairment of goodwill, PP&E and intangible assets	($)									14	14
Lumber Production	(Millions FBM)	121	131	147	161	560	168	155	163	181	667
Lumber Shipments	(Millions FBM)	125	135	153	161	574	160	181	178	158	677

Average Exchange Rates	CAN	1.245	1.167	1.097	1.056	1.142	1.004	1.010	1.042	1.212	1.067
	US	0.803	0.857	0.911	0.947	0.876	0.996	0.990	0.960	0.825	0.937

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp shipments represents the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

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